Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Tracy	J. Henrikson
Executive	Director, Corporate Communications

Orchid Cellmark Inc.

(609)	750-2221

ORCHID CELLMARK RECEIVES ADDITIONAL NOTICE FROM NASDAQ

PRINCETON, N.J., May 22, 2006 — Orchid Cellmark Inc. (Nasdaq: ORCH), a leading worldwide provider of identity DNA testing services, today announced that it received a notice from Nasdaq on May 16, 2006 indicating that the company failed to comply with the filing requirements for continued listing on The Nasdaq National Market set forth in Marketplace Rule 4310(c)(14) as it did not file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 within the required timeframe. This notice from Nasdaq indicated that the failure to file this Quarterly Report on Form 10-Q within the required timeframe serves as an additional basis for delisting the company’s common stock. Orchid Cellmark expected to receive this notice, which is standard Nasdaq procedure when a listed company fails to make a filing on time. Receipt of the May 16, 2006 Nasdaq notice did not result in an immediate delisting of the company’s common stock.

As previously disclosed, Orchid Cellmark received a notice from Nasdaq on April 3, 2006 indicating that the company’s common stock is subject to delisting from The Nasdaq National Market as the company did not file its Annual Report on Form 10-K for the year ended December 31, 2005 in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14). After receipt of this notice, the company submitted a request for the Nasdaq Listing Qualifications Panel to consider the company’s continued listing. The hearing was held on April 27, 2006. At the hearing, the company informed the Panel that it did not expect to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 within the required timeframe. The outcome of the hearing is pending and there can be no assurance that the Panel will grant the company’s request for continued listing.

As previously announced, Orchid Cellmark expects to file its Annual Report on Form 10-K for the year ended December 31, 2005 early this week. The company also expects to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 as soon as possible.

About Orchid Cellmark

Orchid Cellmark is a leading provider of identity DNA testing services for the human identity and agriculture markets. In the human identity area, the company provides DNA testing services for forensic, family relationship and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise, and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the expectation to file its Annual Report on Form 10-K for the year ended December 31, 2005 early this week; and the expectation to file its Quarterly Report on Form 10-Q for the period ended March 31, 2006 as soon as possible. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, Orchid Cellmark’s ability to timely hire qualified analysts, Orchid Cellmark’s ability to file its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Orchid Cellmark’s ability to remain listed on The Nasdaq National Market. These risks and other additional factors affecting these statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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